Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-QSB filed by Gateway Financial Holdings, Inc. (the “Issuer”) for the quarter ended September 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

GATEWAY FINANCIAL HOLDINGS, INC.

Date: November 11, 2002	By:	/s/ D. Ben Berry

D. Ben Berry President and Chief Executive Officer

Date: November 11, 2002	By:	/s/ Mark A. Holmes

Mark A. Holmes Executive Vice President and Chief Financial Officer